SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 10, 2008

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Ingram Micro Inc.’s Executive Officer Severance Policy

The Human Resources Committee of the Board of Directors (the “Committee”) of Ingram Micro Inc. (the “Company”) approved an amendment to the Company’s Executive Officer Severance Policy (a) to specify that severance will be payable in the form of a lump sum cash payment no later than 60 days after the date of the executive officer’s termination of employment with the Company (which is intended to exempt such severance payment from Section 409A of the Internal Revenue Code of 1986, as amended), and (b) to add a “claw back” provision which requires the executive officer to repay any severance payments or benefits (with interest) to the Company if the Company subsequently determines that the executive officer had engaged in conduct which constituted “cause” for the executive officer’s termination of employment with the Company.

The description of the amendment set forth above is qualified in its entirety by reference to the full and complete terms contained in the amended Executive Officer Severance Policy, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Ingram Micro Inc. Executive Officer Severance Policy, amended and restated September 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Senior Vice President,
Secretary and General Counsel

Date:     September 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ingram Micro Inc. Executive Officer Severance Policy, amended and restated September 10, 2008.